                                                                    Exhibit 4.2

                 AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

     AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this "Amendment No. 2"), dated as of October 29, 2004, by and among Handy &  Harman, a New York corporation ("H& H"), Olympic Manufacturing Group, Inc., a Delaware corporation
("Olympic"), Continental Industries, Inc., an Oklahoma corporation
("Continental"), Maryland Specialty Wire, Inc., a Delaware corporation
("Maryland Wire"), Handy &  Harman Tube Company, Inc., a Delaware corporation
("H& H Tube"), Camdel Metals Corporation, a Delaware corporation ("Camdel"),
Canfield Metal Coating Corporation, a Delaware corporation ("Canfield"),
Micro-Tube Fabricators, Inc., a Delaware corporation ("Micro-Tube"), Indiana
Tube Corporation, a Delaware corporation ("Indiana Tube"), Lucas-Milhaupt, Inc., a Wisconsin corporation ("Lucas"), Handy &  Harman Electronic Materials
Corporation, a Florida corporation ("H& H Electronic"), Sumco Inc., an Indiana corporation ("Sumco" and together with H& H, Olympic, Continental, Maryland Wire,
H& H Tube, Camdel, Canfield, Micro-Tube, Indiana Tube, Lucas and H& H Electronic,
each individually, a "Borrower" and collectively, "Borrowers"), Handy &  Harman of Canada, Limited, an Ontario corporation ("H& H Canada"), ele Corporation, a
California corporation ("ele"), Alloy Ring Service Inc., a Delaware corporation
("Alloy"), Daniel Radiator Corporation, a Texas corporation ("Daniel"), H& H
Productions, Inc., a Delaware corporation ("H& H Productions"), Handy &  Harman
Automotive Group, Inc., a Delaware corporation ("H& H Auto"), Handy &  Harman
International, Ltd., a Delaware corporation ("H& H International"), Handy &
Harman Peru, Inc., a Delaware corporation ("H& H Peru"), KJ-VMI Realty, Inc., a
Delaware corporation ("KVR"), Pal-Rath Realty, Inc., a Delaware corporation
("Pal-Rath"), Platina Laboratories, Inc., a Delaware corporation ("Platina"),
Sheffield Street Corporation, a Connecticut corporation ("Sheffield"), SWM,
Inc., a Delaware corporation ("SWM") and Willing B Wire Corporation, a Delaware
corporation ("Willing" and together with each of H& H Canada, ele, Alloy, Daniel,
H& H Productions, H& H Auto, H& H International, H& H Peru, KVR, Pal-Rath, Platina,
Sheffield and SWM, each individually, a "Guarantor" and collectively,
"Guarantors"), Congress Financial Corporation, a Delaware corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, "Agent") and the financial institutions party thereto as lenders (collectively, "Lenders").

                               W I T N E S S E T H

     WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated as of March 31, 2004, by and among Agent, Lenders, Borrowers and
Guarantors (as amended by Consent and Amendment No. 1, dated as of August 31,
2004, and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

     WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to certain amendments to the Loan Agreement and the other Financing
Agreements, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

     WHEREAS, by this Amendment No. 2, Borrowers, Guarantors, Agent and Lenders
desire and intend to evidence such consents and amendments;

     NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

     1. DEFINITIONS.

       (a) AMENDMENT TO DEFINITIONS.

           (i) The definition of "Intercreditor Agreement" in Section 1.66 of the Loan Agreement is hereby amended by deleting "dated of even date herewith"
and replacing it with "dated on or about October 29, 2004".

           (ii) The definition of "Leverage Ratio" in Section 1.76 of the Loan
Agreement is hereby amended by deleting such definition and replacing it with the following:

           "1.76 `Leverage Ratio' shall mean, as of any date, the ratio of (a)
           the aggregate principal amount of the Loans outstanding on such date plus the aggregate principal amount of all other Indebtedness
           (including the amount of all contingent liabilities in respect of undrawn Letter of Credit Accommodations and other letters of credit)
           of the Parent and its Subsidiaries on such date to (b) EBITDA of the
           Parent and its Subsidiaries for the period of four (4) consecutive fiscal quarters ended on such date."

           (iii) The definition of "Tranche B Term Loan Agent" in Section 1.134 of the Loan Agreement is hereby amended by deleting "Ableco Finance LLC, a
Delaware limited liability company" and replacing it with "Canpartners
Investments IV, LLC, a California limited liability company" (as successor in interest to Ableco Finance LLC).

           (iv) The definition of "Tranche B Term Loan Agreement" in Section
1.135 of the Loan Agreement is hereby amended by deleting such definition and replacing it with the following:

           "1.135 `Tranche B Term Loan Agreement' shall mean the Loan and
           Security Agreement, dated March 31, 2004, by and among Tranche B Term
           Loan Agent, Tranche B Term Loan Lenders, Borrowers and Guarantors, as
           amended by Consent to Loan and Security Agreement, dated as of August
           31, 2004, the Loan and Security Agreement Amendment, dated as of
           October 29, 2004, and as the same may hereafter be further amended,

                                       2

           modified, supplemented, extended, renewed, restated or replaced, including any agreements with respect to Refinancing Indebtedness."

           (v) The definition of "Tranche B Term Loan Lenders" in Section 1.138 of the Loan Agreement is hereby amended by deleting "Ableco Finance LLC" and replacing it with "Canpartners Investments IV, LLC".

       (b) INTERPRETATION. All references to the term "Financing Agreements" in the Loan Agreement shall be deemed, and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 2 and all other agreements, documents and instruments at any time executed and/or delivered by
Borrowers, Guarantors or any other person supplemented, extended, renewed, restated or replaced. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan
Agreement.

     2. INDEBTEDNESS. Section 9.9(f) of the Loan Agreement is hereby amended by deleting the phrase "as in effect on the date hereof" from each place it appears in such Section and replacing it with "as in effect on October 29, 2004".

     3. NEW INTERCREDITOR AGREEMENT. Each Lender (a) authorizes Agent to terminate the Intercreditor Agreement, dated as of March 31, 2004, by and between Agent and Ableco Finance LLC, as agent, (b) authorizes Agent to enter into the Intercreditor Agreement, dated on or about the date hereof (the "New
Intercreditor Agreement"), by and between Agent and Canpartners Investments IV,
LLC, as agent for the Tranche B Term Loan Lenders, and (iii) agrees that it will be bound (as a Lender) by the terms and conditions of the New Intercreditor
Agreement.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Guarantor
hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 2), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

       (a) This Amendment No. 2 and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers and Guarantors, as the case may be, contained herein and therein constitute the legal, valid and binding obligations of each of the
Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                                       3

       (b) The execution, delivery and performance of this Amendment No. 2 (a)
are all within each Borrower's and Guarantor's corporate or limited liability company powers and (b) are not in contravention of law or the terms of any
Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or
Guarantor or its property are bound.

       (c) No Default or Event of Default exists or has occurred and is continuing.

       (d) All of the Tranche B Term Loan Debt (as defined in the Loan Agreement before giving effect to this Amendment No. 2) has been assigned to Canpartners
Investments IV, LLC.

       (e) Ableco Finance LLC has resigned as the Tranche B Term Loan Agent, and
Canpartners Investments IV, LLC is the Tranche B Term Loan Agent.

       (f) All of the representations and warranties set forth in the Loan
Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

     5. CONDITIONS PRECEDENT. The provisions contained herein shall be effective upon Agent's receipt of each of the following:

       (a) this Amendment No. 2, duly authorized, executed and delivered by
Borrowers, Guarantors and Lenders;

       (b) the Assignment and Acceptance Agreement, dated as of October 29,
2004, by and between Ableco Finance LLC and Canpartners Investments IV, LLC, the
Assignment and Acceptance Agreement, dated as of October 29, 2004, by and between Fortress Credit Opportunities I LP and Canpartners Investments IV, LLC
and the Assignment and Acceptance Agreement, dated as of October 29, 2004, by and between Fortress Credit Opportunities II LP and Canpartners Investments IV,
LLC, each in form and substance reasonably satisfactory to Agent and each duly authorized, executed and delivered by the parties thereto;

       (c) a letter agreement, in form and substance reasonably satisfactory to
Agent, which terminates the Intercreditor Agreement (as defined in the Loan
Agreement before giving effect to this Amendment), duly authorized, executed and delivered by Ableco Finance LLC, as agent, and acknowledged by Borrowers and
Guarantors; and

       (d) the New Intercreditor Agreement, in form and substance satisfactory to Agent, duly authorized, executed and delivered by Agent and Canpartners
Investments IV, LLC, as agent for the Tranche B Term Loan Lenders and acknowledged by Borrowers and Guarantors.

     6. EFFECT OF THIS AGREEMENT. Except as expressly amended pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and, in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent that any provision of the Loan Agreement or

                                       4

any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 2, the provisions of this Amendment No. 2 shall control.

     7. FURTHER ASSURANCES. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by
Agent to effectuate the provisions and purposes of this Amendment No. 2.

     8. GOVERNING LAW. The validity, interpretation and enforcement of this
Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

     9. BINDING EFFECT. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     10. HEADINGS. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

     11. COUNTERPARTS. This Amendment No. 2 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Amendment
No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       5

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed on the day and year first above written. BORROWERS

AGENT                                    BORROWERS
-----                                    ---------
CONGRESS FINANCIAL CORPORATION,
  as Agent                               HANDY &  HARMAN
/s/ Terese K. Jacob                      /s/ P.E. Dixon
--------------------------               ---------------------------------------
By:    Terese K. Jacob                   By: P.E. Dixon
Title: Vice President                    Title:Sr. VP, General Counsel
                                               &  Secretary

                                         OLYMPIC MANUFACTURING GROUP, INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
LENDERS                                  Title:Vice President &  Scretary
-------
CONGRESS FINANCIAL CORPORATION           CONTINENTAL INDUSTRIES, INC.
/s/ Terese K. Jacob                      /s/ P.E. Dixon
-------------------------                --------------
By:    Terese K. Jacob                   By: P.E. Dixon
Title: Vice President                    Title:Vice President &  Scretary

TEXTRON FINANCIAL CORPORATION            MARYLAND SPECIALTY WIRE, INC.
/s/ Kurt Kalliomoa                       /s/ P.E. Dixon
------------------------                 --------------
By:     Kurt Kalliomoa                   By: P.E. Dixon
Title:  Senior Account Executive         Title:Vice President &  Scretary

BANK OF AMERICA, N.A.                    HANDY &  HARMAN TUBE COMPANY, INC.
/s/ Kim Bushey                           /s/ P.E. Dixon
----------------------                   --------------
By:    Kim Bushey                        By: P.E. Dixon
Title: Authorized Officer                Title:Vice President &  Scretary

                                         CAMDEL METAL COATING CORPORATION
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         CANFIELD METAL COATING CORPORATION
                                         /s/ R.K. Hynes
                                         --------------
                                         By: R.K. Hynes
                                         Title: Secretary

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                         MICRO-TUBE FABRICATORS, INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         INDIANA TUBE CORPORATION
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         LUCAS-MILHAUPT, INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         HANDY &  HARMAN ELECTRONIC MATERIALS
                                         CORPORATION
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         SUMCO INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon

                                         GUARANTORS

                                         HANDY &  HARMAN OF CANADA, LIMITED
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         ELE CORPORATION
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         ALLOY RING SERVICE INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                         DANIEL RADIATOR CORPORATION
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         H& H PRODUCTIONS, INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         HANDY &  HARMAN AUTOMOTIVE GROUP, INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         HANDY &  HARMAN INTERNATIONAL, LTD.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         HANDY &  HARMAN PERU, INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         KJ-VMI REALTY, INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         PAL-RATH REALTY, INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         PLATINA LABORATORIES, INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                     [SIGNATURE PAGES CONTINUE ON NEXT PAGE]

                 [SIGNATURE PAGES CONTINUED FROM PREVIOUS PAGE]

                                         SHEFFIELD STREET CORPORATION
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         SWM, INC.
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary

                                         WILLING B WIRE CORPORATION
                                         /s/ P.E. Dixon
                                         --------------
                                         By: P.E. Dixon
                                         Title:Vice President &  Scretary